UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 20, 2018

RICEBRAN TECHNOLOGIES
(Exact Name of Registrant as Specified in Charter)

California	0-32565	87-0673375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1330 Lake Robbins Drive, Suite 250
The Woodlands, TX	77380
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (602) 522-3000

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 26, 2018, RiceBran Technologies (“RBT”) announced that Dr. Robert Smith advised the RBT Board of Directors (the “Board”) on June 20, 2018, of his intention to retire as of December 31, 2018. On June 21, 2018, Dr. Smith provided his resignation as President and Chief Executive Officer and as a member of the Board, effective as of September 30, 2018. Thereafter he will remain with RBT as Executive Vice President – Special Projects, providing transitional leadership assistance and R&D/product development services through December 31, 2018.

On June 20, 2018, the Board appointed Brent R. Rystrom, RBT’s Executive Vice President, Chief Operating and Chief Financial Officer and Secretary, to serve as RBT’s President and Chief Executive Officer, effective as of October 1, 2018. Mr. Rystrom will continue in his present officer capacities until October 1, 2018.

On June 20, 2018, the Board also appointed Dennis Dykes, RBT’s Vice President and Chief Accounting Officer, to serve as RBT’s Executive Vice President, Chief Financial Officer and Secretary, effective October 1, 2018. Mr. Dykes will continue in his present officer capacities until October 1, 2018.

Mr. Rystrom, 54, has served as RBT’s Chief Operating Officer since January 2018 and RBT’s Chief Financial Officer since March 2017.  Mr. Rystrom brings over 25 years of business finance experience, including over 20 years of service as a director of research and senior financial analyst for several investment banking firms, including Piper Jaffray and Feltl & Company.  From 2009 until March 2017, Mr. Rystrom served as director of research for Feltl & Company, a regional investment banking firm headquartered in Minnesota, where he managed research, institutional sales, and trading departments while providing research coverage on consumer products, retail and agriculture companies ranging from micro to large capitalization.  Over his 11 years of service at Piper Jaffray he was named a Wall Street Journal “Best on the Street” analyst and a “Top 10” Retailing Industry Analyst from Reuter’s. Since 1997, Mr. Rystrom has also successfully acquired and managed a large portfolio of personal agricultural real estate assets, and from 2011 through 2015, he served on the customer advisory board of AgStar, a $10 billion agricultural bank based in Minnesota.  Mr. Rystrom holds a degree in business finance from St. Thomas University.

Mr. Dykes, 49, has served as RBT’s Chief Accounting Officer since June 2017.  Mr. Dykes served as RBT’s Vice President of Accounting and Compliance from May 2015 to June 2017 and Corporate Controller from May 2014 to March 2015. Mr. Dykes brings nearly 20 years of business accounting and operations experience in multiple industries.  He served as corporate controller at Avella Specialty Pharmacy from 2013 to 2014.  He served as territory manager at Carrier Commercial Service where he supervised all financial, sales and operations functions for four geographical areas from 2011 to 2013.  Prior to 2011, Mr. Dykes served in several finance and operations leadership roles including a consulting practice focused on accounting, tax and legal transactions.  Mr. Dykes holds a Bachelor’s degree in Business Administration in Accounting and a Bachelor’s degree in Business Administration from St. Ambrose University and a Juris Doctorate degree from Whittier Law School.  He is a certified public accountant in Arizona and Illinois and also a licensed attorney in Illinois.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICEBRAN TECHNOLOGIES

Date: June 26, 2018	By:	/s/ Robert Smith

Robert Smith
Chief Executive Officer
(Duly Authorized Officer)